Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information of Kelly Services, Inc. (the “Company”), giving effect to the acquisition of Softworld, Inc. (“Softworld”), which includes the unaudited pro forma condensed combined balance sheet as of January 3, 2021 and the unaudited pro forma combined statement of earnings for the year ended January 3, 2021. The unaudited pro forma condensed combined financial information includes the historical results of the Company and Softworld after giving pro forma effect to the acquisition as described in this section and the accompanying notes.

The pro forma information should be read in conjunction with the the following:
•audited consolidated financial statements of the Company as of and for the year ended January 3, 2021 and the related notes included in the Company’s Annual Report on Form 10-K as filed with the SEC on February 18, 2021
•audited financial statements of Softworld as of and for the year ended December 27, 2020 and the related notes included as Exhibit 99.1 to this Current Report on Form 8-K/A

The pro forma financial information has been prepared by management for informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates as defined in the basis of presentation footnote. It may not be useful in predicting the future financial condition and results of operations of the combined company. The Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The assumed accounting for the acquisition is based on provisional amounts and the associated purchase accounting is not final due to the limited amount of time that has passed since acquiring Softworld. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Softworld was based upon the preliminary estimate of fair values. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet As of January 3, 2021 (In millions of dollars)

	Historical
	Kelly Services, Inc.	Softworld, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current Assets
Cash and equivalents	$223.0	$5.7	$(220.4)	5a	$8.3
Trade accounts receivable, less allowances of $13.3 and $0.2, respectively	1,265.2	18.3	—		1,283.5
Prepaid expenses and other current assets	61.4	0.5	—		61.9
Total current assets	1,549.6	24.5	(220.4)		1,353.7

Noncurrent Assets
Net property and equipment	41.0	1.2	—		42.2
Operating lease right-of-use assets	83.2	—	7.9	5b	91.1
Deferred taxes	282.0	—	—		282.0
Goodwill, net	3.5	—	130.7	5c	134.2
Investment in Persol Holdings	164.2	—	—		164.2
Investment in equity affiliate	118.5	—	—		118.5
Other assets	319.9	0.3	80.5	5d	400.7
Total noncurrent assets	1,012.3	1.5	219.1		1,232.9

Total Assets	$2,561.9	$26.0	$(1.3)		$2,586.6

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Balance Sheet As of January 3, 2021 (In millions of dollars)

	Historical
	Kelly Services, Inc.	Softworld, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Liabilities and Stockholders’ Equity
Current Liabilities
Short-term borrowings	$0.3	$—	$—		$0.3
Accounts payable and accrued liabilities	536.8	4.5	(0.9)	5e, 5f	540.4
Operating lease liabilities	19.6	—	1.2	5b	20.8
Accrued payroll and related taxes	293.0	6.3	—		299.3
Accrued workers’ compensation and other claims	22.7	—	—		22.7
Income and other taxes	53.2	0.2	0.2	5g, 5j	53.6
Total current liabilities	925.6	11.0	0.5		937.1

Noncurrent Liabilities
Operating lease liabilities	67.5	—	6.7	5b	74.2
Accrued payroll and related taxes	58.5	5.7	(5.7)	5h	58.5
Accrued workers’ compensation and other claims	42.2	—	—		42.2
Accrued retirement benefits	205.8	—	—		205.8
Other long-term liabilities	59.3	0.1	(0.1)	5g	59.3
Total noncurrent liabilities	433.3	5.8	0.9		440.0

Stockholders’ Equity
Capital stock, $1.00 par value
Class A common stock, 100.0 shares authorized; 36.7 shares issued at 2020	36.7	—	—		36.7
Class B common stock, 10.0 shares authorized; 3.4 shares issued at 2020	3.4	—	—		3.4
Treasury stock, at cost					—
Class A common stock, 0.8 shares at 2020	(16.5)	—	—		(16.5)
Class B common stock	(0.6)	—	—		(0.6)
Paid-in capital	21.3	—	—		21.3
Earnings invested in the business	1,162.9	9.2	(2.7)	5i	1,169.4
Accumulated other comprehensive income (loss)	(4.2)	—	—		(4.2)
Total stockholders’ equity	1,203.0	9.2	(2.7)		1,209.5

Total Liabilities and Stockholders’ Equity	$2,561.9	$26.0	$(1.3)		$2,586.6

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Combined Statement of Earnings For the Year Ended January 3, 2021 (In millions of dollars except per share data)

	Historical
	Kelly Services, Inc.	Softworld, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue from services	$4,516.0	$110.5	$—		$4,626.5

Cost of services	3,688.4	71.4	—		3,759.8

Gross profit	827.6	39.1	—		866.7

Selling, general and administrative expenses	805.6	27.8	8.2	5d	841.6

Goodwill impairment charge	147.7	—	—		147.7

Gain on sale of assets	(32.1)	—	—		(32.1)

Earnings (loss) from operations	(93.6)	11.3	(8.2)		(90.5)

Gain (loss) on investment in Persol Holdings	(16.6)	—	—		(16.6)

Other income (expense), net	3.4	(3.6)	2.0	5f, 5h	1.8

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	(106.8)	7.7	(6.2)		(105.3)

Income tax expense (benefit)	(34.0)	0.2	0.2	5g, 5j	(33.6)

Net earnings (loss) before equity in net earnings (loss) of affiliate	(72.8)	7.5	(6.4)		(71.7)

Equity in net earnings (loss) of affiliate	0.8	—	—		0.8

Net earnings (loss)	$(72.0)	$7.5	$(6.4)		$(70.9)

Basic earnings (loss) per share	$(1.83)				$(1.81)
Diluted earnings (loss) per share	$(1.83)				$(1.81)

Average shares outstanding (millions):
Basic	39.3				39.3
Diluted	39.3				39.3

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.  Description of the Transaction

On April 5, 2021, Kelly Services, Inc. (the “Company”), acquired 100% of the shares of Softworld, Inc. (“Softworld”) for $215 million of cash, subject to working capital adjustments. Under terms of the purchase agreement, the purchase price was adjusted for cash held by Softworld at the closing date and estimated working capital adjustments resulting in the Company paying cash of $220.4 million in addition to $1.6 million of consideration relating to net future tax benefits to the Company that are payable back to the former owners of Softworld in 2022. In connection with the transaction and included in the cash paid, the parties entered into an escrow agreement in which the Company deposited $2.0 million to be held pending finalization of net working capital adjustments.

2.  Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Softworld as if the acquisition occurred on January 3, 2021. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Softworld are based on the audited statements of Softworld as of December 27, 2020. Softworld’s fiscal year-end date of December 27, 2020 was combined with the Company’s fiscal year-end date of January 3, 2021; the difference in the period end dates is within the 93-day requirement in accordance with Regulation S-X Article 11. The Company’s fiscal year 2020 included 53 weeks and Softworld’s fiscal 2020 included 52 weeks. The pro forma combined statement of earnings for the year ended January 3, 2021 gives effect to the Softworld acquisition as if it occurred on December 30, 2019.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of the Company and Softworld and certain fair value adjustments in accordance with Accounting Standards Codification (“ASC”) 805. The acquisition method of accounting under U.S. generally accepted accounting principles requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein.

3.  Accounting Policies

At this time, the Company is not aware of any material differences in accounting policies and financial statement classifications that would have a material impact on the pro forma financial information with the exception of Accounting Standards Update (“ASU”) 2016-02, Leases. Since Softworld is not an SEC registrant, its adoption date for ASU 2016-02 would have been January 1, 2022. For purposes of the pro forma information, we have assumed that Softworld’s adoption of ASU 2016-02 occurred on December 30, 2019.

The Company will continue to conduct a review of Softworld’s accounting policies during its integration in an effort to determine if there are any material differences that require reclassification of Softworld’s revenues, expenses, assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify further differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information.

4.  Estimated Purchase Price Consideration

The transaction has been accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805. The initial purchase price to acquire Softworld has been allocated to the assets acquired and liabilities assumed based on the audited statements of Softworld as of December 27, 2020. Due to the limited amount of time that has passed since acquiring Softworld, the purchase price allocation for this acquisition is preliminary and could change.

The consideration transferred and estimated fair value of assets acquired and liabilities assumed using Softworld’s audited balance sheet as of December 27, 2020 is presented as follows in millions of dollars:

	Amount	Notes
Consideration transferred
Cash consideration for outstanding shares	$220.4	(a)

Fair value of identifiable assets acquired and liabilities assumed
Cash	$5.7
Trade accounts receivable	18.3
Prepaid expenses and other current assets	0.5
Net property and equipment	1.2
Operating lease right-of-use assets	7.9	(b)
Intangibles	80.5	(c)
Other assets, noncurrent	0.3
Total identifiable assets acquired	114.4

Accounts payable and accrued liabilities, current	4.5
Operating lease liabilities, current	1.2	(b)
Accrued payroll and related taxes, current	6.3
Income and other taxes, current	0.2
Operating lease liabilities, noncurrent	6.7	(b)
Accrued payroll and related taxes, noncurrent	5.7
Other long-term liabilities	0.1
Total identifiable liabilities assumed	24.7

Total identifiable net assets	89.7
Goodwill	130.7	(d)
Net assets acquired	$220.4

(a) Represents cash consideration transferred of $220.4 million for Softworld’s outstanding shares. This excludes $2.6 million of future tax benefits to the Company that are payable back to Softworld in 2022, partially offset by a maximum of $1.0 million of indemnification related to tax liabilities. These tax matters are not included for purposes of the unaudited pro forma condensed combined balance sheet as they would not have existed had the acquisition occurred prior to the beginning of Softworld’s fiscal 2021.

(b) Assets and liabilities arising from the adoption of ASC 842. Refer to the transaction accounting adjustments footnote for further description.

(c) Intangibles reflect the fair value as of the date of acquisition. Refer to the transaction accounting adjustments footnote for further descriptions of the intangibles.

(d) Goodwill generated from the acquisition was primarily attributable to expanding market potential and the expected synergies from combining operations. All of the goodwill is expected to be deductible for tax purposes.

5.  Transaction Accounting Adjustments

(a) Represents the cash consideration of $220.4 million paid by the Company to acquire Softworld based on the fair value of the net assets to be acquired as presented in the Estimated Purchase Price Consideration footnote as of January 3, 2021.

(b) As a result of the different effective dates for ASC 842 on the accounting for leases for non-public entities, Softworld had not yet adopted the new standard as of January 3, 2021. The unaudited pro forma condensed combined balance sheet is adjusted for the estimated impact of ASC 842, assuming Softworld had adopted this standard as of December 30, 2019. The adjustments include increases to right-of-use operating lease assets of $7.9 million, current portion of operating lease liabilities of $1.2 million and long-term operating lease liabilities of $6.7 million.

(c) Goodwill represents the excess of the purchase price over the fair value of the net assets as adjusted in the unaudited pro forma condensed combined balance sheet as of January 3, 2021.

(d) Represents the estimated fair value of the intangibles acquired and the related amortization for the full year. Intangibles consist of customer relationships, trade names and trademarks, and non-compete agreements. The customer relationships were valued using the multi-period excess earnings method, the trade names and trademarks were valued using the relief-from-royalty method and the non-compete agreements were valued using the with-and-without method. The following table presents the estimated fair values, useful lives and amortization for the intangibles as if they were amortized for the full year ended January 3, 2021. The intangibles will have no residual value.

	Estimated fair value (In millions)	Useful life (Years)	Amortization for the year-ended January 3, 2021 (In millions)
Customer relationships	$56.0	10	$5.6
Trade names and trademarks	23.1	10	2.3
Non-compete agreements	1.4	5	0.3
Total	$80.5		$8.2

(e) Adjustment to remove the $2.2 million distribution payable to Softworld’s historical owner under its former S Corporation status which was settled prior to the close of the transaction.

(f) Represents the accrual of an additional $1.3 million of transaction costs incurred by the Company subsequent to January 3, 2021. These costs are not reflected in the historical consolidated balance sheet of the Company as of January 3, 2021.

(g) Represents the adjustment to remove the $0.2 million of income taxes payable and related expense and $0.1 million of deferred state income taxes of Softworld.

(h) Represents the elimination of Softworld’s $5.7 million deferred compensation liability and the related $3.3 million fair value adjustment for its historical phantom stock agreement. The settlement of the phantom stock agreement was treated as a transaction expense of the seller and the liability was settled prior to the close of the transaction.

(i) Adjustment to remove Softworld’s historical accumulated retained earnings and the impact of the various adjustments to the unaudited pro forma combined statement of earnings. These adjustments include: the elimination of the distribution payable, deferred compensation liabilities, income taxes payable and deferred state income taxes, as well as the additional transaction expenses and pro forma tax expense as discussed in the relevant notes.

(j) Represents the tax expense relating to Softworld’s historical results of operations and the pro forma adjustments reflected on the pro forma combined statement of earnings of $0.4 million using the Company’s statutory tax rate of 25.35%. The tax rate utilized is not necessarily indicative of the effective tax rate of the combined company.